SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2008
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street,
Stamford, CT	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 © under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements       of Certain Officers.
     On March 17, 2008, World Wrestling Entertainment, Inc. (the “Company”) announced that George A. Barrios, 42, will become the Company’s Chief Financial Officer. Mr. Barrios first day with the Company will be March 24, 2008.
     Frank G. Serpe, the Company’s former Chief Financial Officer, has retired as CFO after more than 21 years of service to the Company. Mr. Serpe will remain with the Company as a Senior Advisor.
     Mr. Barrios was Vice President and Treasurer of The New York Times Company since January 2007. Mr. Barrios joined The New York Times Company in 2002 as Chief Financial Officer of a subsidiary which published, among other things, The Boston Globe. Prior to that, he was President and Chief Operating Officer of Netsilicon, Inc., a publicly-held software development company, where he helped to stabilize the business prior to its merger. From 1994 to 2000, Mr. Barrios served in several senior capacities for Praxair, Inc., a large industrial gasses supplier.
     Under the terms of his employment, Mr. Barrios will received an initial annual salary of $500,000, and will be granted 25,000 restricted stock units which will vest in three equal annual tranches. He will be eligible to participate in the Company’s incentive bonus program with a 2008 target bonus of 50% of base salary.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

10.21.	Offer letter between the Company and George A. Barrios.

99.1	Press Release dated March 17, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Michael Sileck
Michael Sileck
Chief Operating Officer

Dated: March 19, 2008